Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 14 to Schedule 13D, dated April 27, 2026, relating to the Common Stock, no par value, of Insight Molecular Diagnostics Inc. shall be filed on behalf of the undersigned.

Dated: April 27, 2026	Broadwood Partners, L.P.
	By:	Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

/s/ Neal C. Bradsher
Neal C. Bradsher